ATLANTIC CAPITAL BANCSHARES, INC. ANNOUNCES
DIVESTITURE OF TENNESSEE AND NORTH GEORGIA FRANCHISE AND
SHARE REPURCHASE PROGRAM
Atlanta, GA and Nashville, TN – November 14, 2018 – Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) (“Atlantic Capital”) and FB Financial Corporation (NYSE: FBK) (“FB Financial”) today announced that Atlantic Capital Bank, N.A., the wholly-owned subsidiary of Atlantic Capital, and FirstBank, the wholly-owned subsidiary of FB Financial, have entered into a definitive agreement pursuant to which Atlantic Capital Bank will sell all 14 of its bank branches located in Tennessee and north Georgia (the “Branches”), including its mortgage banking business, to FirstBank. FirstBank will assume deposits of approximately $602 million and purchase approximately $381 million in loans associated with the Branches, and will acquire certain other assets and assume certain other liabilities related to the Branches (collectively, the “Transaction”). FirstBank has agreed to pay a deposit premium equal to 6.25% of the balance of assumed deposits, less a discount of 0.68% of purchased loans. In connection with the Transaction, Atlantic Capital Bank intends to relocate its main office to Atlanta, Georgia.
Atlantic Capital also announced today that its Board of Directors has authorized a stock repurchase program pursuant to which Atlantic Capital may purchase up to $85 million of its issued and outstanding common stock. The repurchase program is expected to commence immediately with respect to $40 million of stock, and the remaining $45 million subject to regulatory approval of a dividend from Atlantic Capital Bank to Atlantic Capital. The timing and amounts of any repurchases will depend on certain factors, including but not limited to market conditions and prices, available funds and alternative uses of capital.  The stock repurchase program may be carried out through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b-18 or Rule 10b5-1 under the Securities Exchange Act of 1934.
Douglas L. Williams, President and CEO of Atlantic Capital commented, “We are extremely excited to have found a high-quality institution with an established presence in these markets that will allow our talented Tennessee and north Georgia team members to continue to serve our customers in these markets. While we value our business relationships in these markets, and appreciate our customers’ loyalty and our team members’ hard work, we have decided to pursue a strategy focused on our commercial banking opportunities in Atlanta and our other national commercial lines of business.”
Mr. Williams continued. “We believe that our refined strategy focused on the Atlanta market and our national commercial lines of business will ultimately enhance the value of our institution, and that this transaction will allow us to meaningfully improve our earnings per share and return on capital through our stock repurchase program.”
The Transaction has received approvals from each party’s board of directors and remains subject to regulatory approval and other customary closing conditions. Pending satisfaction of closing conditions, the Transaction is expected to close in the second quarter of 2019.
Atlantic Capital was advised by the investment banking firms of Sandler O’Neill + Partners, L.P. and Banks Street Partners, LLC. FB Financial was advised by the investment banking firm of Keefe, Bruyette & Woods, Inc.
Investor Conference Call

Atlantic Capital will host conference call at 10:00 a.m. EST on Thursday, November 15, 2018, to discuss this transaction. Individuals wishing to participate in the conference call may do so by dialing 844.868.8848 from the United States and entering Conference ID 5379685. The conference call will also be available live via webcast at https://engage.vevent.com/rt/atlanticcapitalbankao~5379685.

About Atlantic Capital Bancshares

Atlantic Capital Bancshares, Inc. is a $2.88 billion publicly traded bank holding company headquartered in Atlanta, Georgia. Atlantic Capital offers banking, treasury management, capital markets and mortgage services to privately held companies and individuals in Atlanta, eastern Tennessee, and northwest Georgia. Atlantic Capital also provides specialized financial services to select clients nationally.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of Atlantic Capital’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, the impact of the sale of the Branches, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.

Media Contacts:

Atlantic Capital
Ashley Carson
Email: ashley.carson@atlcapbank.com
Phone: 404-995-6050

Financial Contacts:

Atlantic Capital
Patrick Oakes
Email: patrick.oakes@atlcapbank.com
Phone: 404-995-6050